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                                                                   Exhibit 10.13
                      AMENDMENT #1 TO EMPLOYMENT AGREEMENT

        This Agreement made as of the first day of January, 1994, by and between Ross K. Colquhoun, (hereinafter referred to as "Employee") and The Raymond Corporation, a New York Corporation, with a principal place of business at Greene, New York (hereinafter referred to as "Raymond"),

        WHEREAS, Employee and Raymond are presently parties to an Employment Agreement dated November 3, 1987 (hereinafter referred to as "Employment Agreement"), and

        WHEREAS, as a result of Employee's superior performance, Raymond has decided to amend the existing Employment Agreement to increase Employee's supplemental pension;

        NOW THEREFORE, in consideration of the mutual promises contained herein and in the Employment Agreement, the parties agree as follows:

        4.     Pension and Supplemental Pension.

               Line five is hereby amended to read "...50% of Employee's most recent base salary payable for..."

        The parties hereto agree that except as amended herein, the Employment Agreement continues in full force and effect and sets forth the entire understanding of the parties with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the 14th day of June, 1994.

                                     THE RAYMOND CORPORATION



                                     By /s/ William B. Lynn
                                        ------------------------------
                                        William B. Lynn
                                        Executive Vice President



                                        /s/ Ross Colquhoun
                                        -------------------------------
                                        Ross K. Colquhoun